UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue, 10th Floor

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.	Appointment of Christopher R. Concannon as President and Chief Operating Officer

On January 7, 2019, MarketAxess Holdings Inc. (the “Company”) announced via press release the appointment of Christopher R. Concannon to serve as the Company’s President and Chief Operating Officer, effective as of January 22, 2019 (the “Effective Date”). The Company’s Board of Directors (the “Board”) has also appointed Mr. Concannon to serve as a member of the Board, and Mr. Concannon will join the Board as of the Effective Date. In connection with Mr. Concannon’s election to the Board, the Company has increased the size of the Board to twelve (12) directors.

A copy of the press release of the Company announcing Mr. Concannon’s appointment is attached to this Report as Exhibit 99.1.

Mr. Concannon, 51, previously served as President and Chief Operating Officer of Cboe Global Markets, Inc. (formerly known as CBOE Holdings, Inc., collectively “Cboe”), a position he was appointed to upon Cboe’s acquisition of Bats Global Markets, Inc. (“Bats”) in 2017. Until Bats’ acquisition by Cboe, Mr. Concannon served as President of Bats from December 2014, director from February 2015, and Chief Executive Officer from March 2015. Prior to joining Bats, Mr. Concannon most recently served as President and Chief Operating Officer at Virtu Financial, Inc. from 2009 to 2014. Mr. Concannon has received a B.A. from Catholic University in 1989, an M.B.A. from St. John’s University in 1991, and a J.D. from Catholic University’s Columbus School of Law in 1994.

There are no arrangements or understandings between Mr. Concannon and any other persons pursuant to which he was selected as an officer or director. Mr. Concannon has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Concannon will not receive any additional compensation as a result of his appointment to the Board. Mr. Concannon has not been appointed to serve as a member of any of the Company’s five standing Board committees.

B.	Employment Agreement with Mr. Concannon

On January 7, 2019, the Company entered into an employment letter agreement (the “Employment Agreement”) with Christopher R. Concannon, pursuant to which Mr. Concannon will become the Company’s President and Chief Operating Officer as of the Effective Date.

The Employment Agreement provides that Mr. Concannon will be employed by the Company as the President and Chief Operating Officer for an initial five-year term with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term. Under the Employment Agreement, Mr. Concannon’s minimum annual base salary is $500,000 per year and he is eligible to receive an annual bonus in accordance with the Company’s annual performance incentive plan as in effect from time to time and annual equity grants on terms and conditions determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion (provided that the annual cash incentive for the 2019 calendar year will be no less than $1.5 million; and provided further, that the annual equity award for the 2019 calendar year, to be awarded in 2020, will be in an amount equal to no less than $1.5 million as of the award date, subject to Mr. Concannon’s continued employment on the grant date). The Employment Agreement also entitles Mr. Concannon to receive certain equity awards (i) to replace the value of equity awards forfeited by Mr. Concannon in connection with his commencement of employment with the Company, (ii) as sign-on awards, and (iii) in lieu of sign-on cash bonus payments, as described in further detail below.

The Employment Agreement provides that Mr. Concannon’s employment may be terminated by him or by the Company at any time. In the event of a termination of Mr. Concannon’s employment (i) within a period that is three months prior to a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or within 18 months after a Change in Control (a “Change in Control Protection Period”) as a result of his death or by the Company as a result of his having a Disability, or (ii) due to his resignation for Good Reason or a termination by the Company for any reason other than as a result of his having a Disability or for a Cause Event, then subject to his execution of a waiver and general release:

•	Mr. Concannon will continue to receive his base salary for 24 months after termination;

•

Mr. Concannon will be paid two times the average of the annual cash bonus he received for the three completed calendar years prior to termination (as adjusted in the event Mr. Concannon’s employment is terminated prior to the end of the third full calendar year, the “Average Bonus”), to be paid in 24 monthly installments;

•	Mr. Concannon will be paid any earned but unpaid annual bonus for the year prior to the year of termination; and

•	the Company will pay the cost of continuation health coverage under COBRA for Mr. Concannon and his dependent s for up to 18 months following termination.

In the event that Mr. Concannon’s employment is terminated (i) outside of a Change in Control Protection Period due to his death or by the Company as a result of his having a Disability, or (ii) due to the Company providing a notice of non-extension of the term, then subject to his execution of a waiver and general release:

•	Mr. Concannon will continue to receive his base salary for 12 months after termination;

•	Mr. Concannon will be paid an amount equal to his Average Bonus, to be paid in 12 monthly installments;

•	Mr. Concannon will be paid any earned but unpaid annual bonus for the year prior to the year of termination; and

•	the Company will pay the cost of continuation health coverage under COBRA for Mr. Concannon and his dependent s for up to 12 months following termination.

The terms “Cause Event”, “Change in Control”, “Disability” and “Good Reason” are as defined in the Employment Agreement.

The Employment Agreement provides that if any payments or benefits paid or provided to Mr. Concannon would be subject to, or result in, the imposition of the excise tax imposed by Code Section 4999, then the amount of such payments will be automatically reduced to one dollar less than the amount that subjects such payment to the excise tax, unless Mr. Concannon would, on a net after-tax basis, receive less compensation than if the payment were not so reduced. The Employment Agreement further provides that any award gains and annual incentive awards received by Mr. Concannon will be subject to potential claw-back under policies adopted by the Company to comply with applicable law, rules or other regulatory requirements.

The Employment Agreement provides further that Mr. Concannon will be subject to the Company’s standard form of Proprietary Information and Non-Competition Agreement and the Company’s standard form of Indemnification Agreement.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Employment Agreement. The above description is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

C.	Equity Awards for President and Chief Operating Officer.

In consideration for Mr. Concannon’s commencement of employment with the Company on the Effective Date and the value of equity awards and expected cash bonus for 2018 forfeited by Mr. Concannon in connection with his resignation from his prior employer, effective as of the Effective Date, subject to Mr. Concannon’s commencement of employment on such date, Mr. Concannon is entitled to be granted certain equity awards by the Company under the Company’s 2012 Incentive Plan (as amended from time to time, the “Incentive Plan”) consisting of a grant of: (i) stock options with a grant date value of $2.875 million as determined by an independent third party (the “Option Award”), (ii) performance shares with a grant date value of $2.875 million as determined by an independent third party (the “Performance Share Award”), and (iii) restricted stock units with a grant date value of $6 million (the “RSU Awards”, and together with the Option Award and the Performance Share Award, the “Equity Awards”).

Option Award

The exercise price with respect to a number of stock options with a grant date value equal to $1.4375 million will equal 125% of the fair market value of the Company’s common stock on the grant date, and the exercise price with respect to the remaining number of stock options with a grant date value equal to $1.4375 million will equal 135% of the fair market value of the Company’s common stock on the grant date. The options under the Option Award will vest and become exercisable on the fifth anniversary of the grant date, subject to Mr. Concannon’s continued employment with the Company through such date. The options under the Option Award will expire six months following the fifth anniversary of the grant date (the “Expiration Date”), unless terminated sooner in connection with a termination of Mr. Concannon’s employment. In the event of a termination of Mr. Concannon’s employment by the Company without Cause or by Mr. Concannon for Good Reason, all then unvested options will vest and become exercisable and all of the options will be exercisable until the Expiration Date. In the event of Mr. Concannon’s death or Disability, 50% of the then unvested options will vest and become exercisable and all then vested options will be exercisable until the earlier of two years from the date of such termination and the Expiration Date.

Performance Share Award

The Performance Share Award provides that the number of performance shares earned by Mr. Concannon will be based on the Company’s achievement of certain performance levels (each a “Performance Level”) of an average price per share of the Company’s common stock calculated based on the closing price of the Company’s common stock over any 20 consecutive trading days during the period commencing on the grant date and ending on the fifth anniversary of the grant date. The Performance Level with respect to the number of performance shares under the Performance Share Award with the grant date value equal to $1.4375 million will equal 125% of the fair market value of the Company’s common stock on the grant date, and the Performance Level with respect to the remaining number of performance shares under the Performance Share Award with the grant date value equal to $1.4375 million will equal 135% of the fair market value of the Company’s common stock on the grant date. Within 60 days following the date of achievement of a Performance Level (an “Achievement Date”), the Committee will certify the achievement of the Performance Level, and on such Achievement Date, Mr. Concannon will be issued a number of restricted shares of common stock (“Restricted Stock”) equal to the applicable number of performance shares earned. The Restricted Stock will vest on the fifth anniversary of the grant date, subject to Mr. Concannon’s continued employment with the Company through such vesting date other than as described below.

In the event of a termination of Mr. Concannon’s employment by the Company without Cause or by Mr. Concannon for Good Reason, 50% of any then issued shares of Restricted Stock will be immediately vested upon such termination and 50% of any performance shares with respect to any Achievement Dates that occur within 12 months following the termination date will be earned and the corresponding shares of Restricted Stock will be immediately vested (with the remaining unvested shares of Restricted Stock being forfeited). In the event of Mr. Concannon’s death or Disability, all then issued shares of Restricted Stock will be immediately vested upon his death or Disability and any performance shares with respect to any Achievement Dates that occur within 12 months of the date of his death or Disability will be earned and all of the corresponding shares of Restricted Stock will be immediately vested.

In the event of a Change in Control, performance shares with respect to a Performance Level equal to the highest price per share for the Company’s common stock paid in the Change in Control transaction will be earned and all corresponding shares of Restricted Stock will be immediately vested. The Committee will have discretion with regard to the treatment of any other then unearned performance shares. Any shares of Restricted Stock issued prior to the Change in Control will vest upon a termination of Mr. Concannon’s employment by the Company without Cause within 24 months following the Change in Control, or upon the Change in Control if such Change in Control occurs within three months following a termination of Mr. Concannon’s employment for Good Reason or if immediately prior to the Change in Control the Committee determines that the award will not be continued, assumed or have new rights substituted therefor.

RSU Awards

The RSU Awards provide that Mr. Concannon will be entitled to receive (i) a number of restricted stock units with the grant date value of $5 million, which will vest in three annual installments on the first three anniversaries of the grant date, subject to Mr. Concannon’s continued employment with the Company through each vesting date, and (ii) a number of restricted stock units with the grant date value of $1 million, which will vest on the third anniversary of the grant date, subject Mr. Concannon’s continued employment with the Company through such vesting date. In each case, the number of restricted stock units granted pursuant to the RSU Awards will be determined by dividing the award value by the average price per share of the Company’s common stock calculated based on the closing price of the Company’s common stock over the 10 consecutive trading days ending on the grant date, rounded to the nearest whole number. In the event of Mr. Concannon’s death or Disability, or a termination of Mr. Concannon’s employment by the Company without Cause or by Mr. Concannon for Good Reason, all then unvested restricted stock units will immediately vest.

For the purpose of the Equity Awards, the terms “Cause”, “Change in Control”, “Disability” and “Good Reason” are as defined in the Incentive Plan. The foregoing descriptions of the Equity Awards are only summaries and are qualified in their entirety by reference to the Form of Stock Option Agreement, Form of Performance Share Award Agreement, Form of RSU Award Agreement (annual vesting), and Form of RSU Award Agreement (cliff vesting), between the Company and Mr. Concannon, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, and which are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Employment Letter Agreement, dated as of January 7, 2019, by and between Christopher R. Concannon and MarketAxess Holdings Inc.

10.2	Form of Incentive Stock Option Agreement for Christopher R. Concannon pursuant to the MarketAxess Holdings Inc. 2012 Incentive Plan.

10.3	Form of Performance Share Award Agreement for Christopher R. Concannon pursuant to the MarketAxess Holdings Inc. 2012 Incentive Plan.

10.4	Form of RSU Award Agreement (annual vesting) for Christopher R. Concannon pursuant to the MarketAxess Holdings Inc. 2012 Incentive Plan.

10.5	Form of RSU Award Agreement (cliff vesting) for Christopher R. Concannon pursuant to the MarketAxess Holdings Inc. 2012 Incentive Plan.

99.1	Press Release, dated January 7, 2019, titled “MarketAxess Names Chris Concannon as President and Chief Operating Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 9, 2019	By:	/s/ Scott Pintoff
Name: Scott Pintoff
Title: General Counsel